news release	Humana Inc. 101 East Main Street Louisville, KY 40202
Humana Commences Offers to Purchase for Cash Certain of its Outstanding Debt Securities
Louisville, KY - November 9, 2026 – Humana Inc. (NYSE: HUM) (“Humana”, “we”, or “our”) today announced that it has commenced cash tender offers (collectively, the “Offers”) to purchase the outstanding notes described below, in each case upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 9, 2026 (the “Offer to Purchase”).
The Notes offered to be purchased in the Offers, in the order of acceptance priority, are the 2.150% Senior Notes due 2032; 3.125% Senior Notes due 2029; 3.700% Senior Notes due 2029; 4.875% Senior Notes due 2030; 1.350% Senior Notes due 2027; 3.950% Senior Notes due 2027; 5.375% Senior Notes due 2031; and 5.750% Senior Notes due 2028 (collectively, the “Notes”) for the consideration described below, up to an aggregate purchase price, excluding the Accrued Coupon Payment (as defined below), of $1,500,000,000 (the “Tender Cap”) subject to proration and the application of the Acceptance Priority Levels set forth in the table below and as further set forth in the Offer to Purchase and the terms and conditions, including, among others, an $800,000,000 cap on the aggregate principal amount to be accepted for purchase of the 5.375% Senior Notes due 2031 (the “2031 Notes”) pursuant to the Offers (the “Series Cap”) and the Acceptance Priority Procedures set forth in the Offer to Purchase. The 2031 Notes may be subject to proration both due to the Acceptance Priority Procedures and the Series Cap such that Humana will only accept for purchase an aggregate principal amount of the 2031 Notes up to the Series Cap. Subject to applicable law, Humana may, but is under no obligation to, eliminate, increase or decrease the Tender Cap and/or the Series Cap. In the event proration is required with respect to a Series of Notes, Humana will multiply the principal amount of each valid tender of such Series of Notes by the applicable proration rate and round the resulting amount down to the nearest integral multiple of the Authorized Denomination, in order to determine the principal amount of such tender that will be accepted pursuant to the applicable Offer. The excess principal amount of Notes not accepted from the tendering Holders will be promptly returned to such Holders, and if this excess principal amount of Notes is less than $1,000, Humana may either accept or reject all such tendering Holders’ validly tendered Notes in its sole discretion. Additionally, Humana may increase the amount of Notes accepted for payment in any Offer by no more than 2% of the outstanding Notes of the applicable Series, as further described in the Acceptance Priority Procedures set forth in the Offer to Purchase, without amending or extending the Offer, and may also increase or decrease the percentage of the Notes accepted for payment in any Offer (including by more than 2% of the outstanding Notes of the applicable Series) by a press release or other public announcement that is widely disseminated by no later than 9:00 a.m. (New York City time), on the third business day before the scheduled Expiration Date. Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

Series of Notes	CUSIP/ISIN Number (1)	Aggregate Principal Amount Outstanding	Series Cap	Acceptance Priority Level(2)	Par Call Date	Maturity Date	Reference Security	Bloomberg Reference Page	Fixed Spread (Basis Points)
2.150% Senior Notes due February 3, 2032	444859BR2 / US444859BR26	$487,850,000	N/A	1	November 3, 2031	February 3, 2032	4.750% UST due 10/31/2031	FIT1	+50
3.125% Senior Notes due August 15, 2029	444859BK7 / US444859BK72	$339,623,000	N/A	2	May 15, 2029	August 15, 2029	4.875% UST due 10/15/2029	FIT1	+40
3.700% Senior Notes due March 23, 2029	444859BT8 / US444859BT81	$528,559,000	N/A	3	January 23, 2029	March 23, 2029	4.875% UST due 10/15/2029	FIT1	+40
4.875% Senior Notes due April 1, 2030	444859BN1 / US444859BN12	$500,000,000	N/A	4	January 1, 2030	April 1, 2030	4.750% UST due 10/31/2031	FIT1	+50
1.350% Senior Notes due February 3, 2027	444859BQ4 / US444859BQ43	$520,488,000	N/A	5	January 3, 2027	February 3, 2027	4.125% UST due 1/31/2027	FIT3	+10
3.950% Senior Notes due March 15, 2027	444859BF8 / US444859BF87	$429,283,000	N/A	6	December 15, 2026	March 15, 2027	4.250% UST due 3/15/2027	FIT3	+10
5.375% Senior Notes due April 15, 2031	444859CA8 / US444859CA81	$1,500,000,000	$800,000,000	7	February 15, 2031	April 15, 2031	4.750% UST due 10/31/2031	FIT1	+70
5.750% Senior Notes due March 1, 2028	444859BU5 / US444859BU54	$493,420,000	N/A	8	February 1, 2028	March 1, 2028	3.500% UST due 1/31/2028	FIT4	+50

(1)     No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed above.
(2)    Subject to the satisfaction or waiver by Humana of the conditions of the Offers described in the Offer to Purchase and subject to the Tender Cap and the Series Cap, Humana will accept Notes for purchase in the order of their respective Acceptance Priority Level specified in this table (with 1 being the highest Acceptance Priority Level and 8 being the lowest Acceptance Priority Level).

The “Total Consideration” for each Series of Notes payable per each $1,000 principal amount of such Series of Notes validly tendered for purchase will be based on the applicable Fixed Spread for such Series of Notes, plus the Reference Yield based on the bid-side price of the applicable Reference Security as quoted on the applicable Bloomberg Reference Page as of 3:00 p.m., New York City time, on November 16, 2026, unless extended by Humana with respect to the applicable Offer (such date and time with respect to an Offer, as the same may be extended by Humana with respect to such Offer, the “Price Determination Date”). Unless extended with respect to any Offer, promptly after the Price Determination Date, Humana will announce in a press release, among other things, the Total Consideration applicable to each Series of Notes accepted for purchase. In addition to the applicable Total Consideration, Holders whose Notes are accepted for purchase pursuant to an Offer will receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but excluding, the Settlement Date (the “Accrued Interest,” and the payment thereof, the “Accrued Coupon Payment”).
The Offers are scheduled to expire on the Expiration Date, which is 5:00 p.m., New York City time, on November 16, 2026, unless extended or earlier terminated by Humana with respect to any Offer. Tenders of Notes of a Series may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on November 16, 2026, but, except as provided in the Offer to Purchase or required by applicable law, may not be validly withdrawn thereafter.
The “Settlement Date” will be the second business day after the Expiration Date and is expected to be November 18, 2026.
Each Offer is subject to the satisfaction or waiver of certain conditions. If any condition is not satisfied or waived, Humana is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each case subject to applicable law, and may terminate or alter any or all of the Offers. The Offers are not contingent upon the tender of any aggregate minimum principal amount of Notes of any Series (subject to minimum denomination requirements as set forth in the Offer to Purchase), and none of the Offers are conditioned on the consummation of any of the other Offers by Humana.
Humana has retained Barclays Capital Inc., BofA Securities, Inc., PNC Capital Markets LLC and U.S. Bancorp Investments, Inc. to act as dealer managers (the “Dealer Managers”) for the Offers. D.F. King & Co., Inc. will act as the Tender and Information Agent for the Offers. For additional information, please contact: Barclays Capital Inc. at +1 (833) 410-5757 (toll-free) or +1 (212) 528-7581 (collect), BofA Securities, Inc. at +1 (888) 292-0070 (toll-free) or +1 (980) 388-0539 (collect), PNC Capital Markets LLC at +1 (833) 715-3537 (toll-free) or +1 (212) 878-8946 (collect), or U.S. Bancorp Investments, Inc. at +1 (800) 479-3441 (toll-free) or +1 (917) 558-2756 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. by telephone at (212) 257-2639 (for banks and brokers only) and (800) 848-3416 (for all others, toll-free), by email at humana@dfking.com or to the Dealer Managers at their respective telephone numbers. Copies of the Offer to Purchase are available at: www.dfking.com/Humana. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.
Holders of Notes are advised to check with each bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that Holder to be able to participate in, or withdraw their instruction to participate in the Offers before the deadlines specified herein and in the Offer to Purchase. The deadlines set by any such intermediary and DTC for the submission and withdrawal of tender instructions may be earlier than the relevant deadlines specified herein and in the Offer to Purchase.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offers are made only by and pursuant to the terms of the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to the Offer to Purchase. None of Humana, the Dealer Managers or the Tender and Information Agent makes any recommendation as to whether Holders should tender their Notes pursuant to the Offers. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

Humana Cautionary Statement
Some of the information included in this press release and the Offer to Purchase may include both historical and forward-looking statements. When used in this press release or the Offer to Purchase (and any documents that we incorporate by reference in the Offer to Purchase), the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, trends and uncertainties. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including information set forth under “Risk Factors” beginning on page 17 of the Offer to Purchase, matters described in the Offer to Purchase and in the documents incorporated by reference in the Offer to Purchase, including the “Risk Factors” contained in certain documents incorporated by reference in the Offer to Purchase.

Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequently filed reports with the U.S. Securities and Exchange Commission and elsewhere in the Offer to Purchase. You should read the Offer to Purchase completely and with the understanding that actual future results may be materially different from expectations. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release and the Offer to Purchase (and any documents that we incorporate by reference in the Offer to Purchase) might not occur. Our business is highly complicated, regulated and competitive with many different factors affecting results. There may also be other risks that we are unable to predict at this time.
About Humana
Humana Inc. is a leading U.S. healthcare company. Through our Humana insurance services and our CenterWell healthcare services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare and Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.
Contact
Investors: Lisa Stoner - Humana Investor Relations; (502) 580-2652; lstamper@humana.com
Media: Mark Taylor - Humana Corporate Communications; (317) 753-0345; MTaylor108@humana.com